Form 10-K, Exhibit 13
period 1995-10-27
OPTEK TECHNOLOGY INC
filed 1996-01-16
CIK 804312

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Optek Technology, Inc.:

Under date of December 6, 1995, we reported on the consolidated balance sheets of Optek Technology, Inc. and subsidiaries as of October 27, 1995 and October 28, 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended October 27, 1995, which are included in this annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in Item 14. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Dallas, Texas
December 6, 1995

Schedule II
OPTEK TECHNOLOGY, INC. AND SUBSIDIARIES
Valuation and Qualifying Accounts
(in thousands)


                                      Additions
                       Balance at     charged to     Deductions
                       beginning of   costs and      and           Balance at
Description            year           expenses       write-offs    end of year

Year ended October 27, 1995
Allowance for
 doubtful accounts
 and customer returns     738         785            (548)          975
Reserve for excess and
 obsolete inventory     3,030          63            (640)        2,453

Year ended October 28, 1994
Allowance for
 doubtful accounts
 and customer returns     825          697            (784)         738
Reserve for excess and
 obsolete inventory     3,483        1,298          (1,751)       3,030

Year ended October 29, 1993
Allowance for
 doubtful accounts
 and customer returns     561        1,099            (835)         825
Reserve for excess and
 obsolete inventory     2,320        5,543          (4,380)       3,483

Schedule X

OPTEK TECHNOLOGY, INC. AND SUBSIDIARIES
Supplementary Statement of Operations Information
(in thousands)
                                            Year ended
                                 Oct. 27    Oct. 28,  Oct. 29,
                                 1995       1994      1993

Maintenance and repairs           $1,718    $   851   $   702
Depreciation and amortization      2,722      2,705     3,664
